EXHIBIT 11

                             ROBERTSON-CECO CORPORATION
                  COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  -----------------------------------------------
                        (Thousands, except per share amounts)
                                     (Unaudited)



                                                                    YEAR ENDED DECEMBER 31
                                                                 ----------------------------------
                                                 1992      1993                         1994
                                                 ----      ----                         ----
PRIMARY:
   Income (loss) from continuing
      operations . . . . . . . . .  $(62,601) $(27,235) $(18,949)
   Less dividends on preferred stock . . . .                 169       112  -
                                              --------  --------  --------
   Primary income (loss) from continuing
     operations. . . . . . . . . .   (62,770)  (27,347)  (18,949)
   (Loss) from discontinued operations . . .    (8,544)              2,132 (2,811)
   Income (loss) from extraordinary items. .       -       5,367       -
   Income (loss) from Cumulative effect
                                   of accounting change. . . . .       -   (1,200)    -
                                              --------  --------  --------
   Total primary earnings (loss) .  $(71,314) $(21,048) $(21,760)
                                              ========  ========  ========
   Average number common shares
                                   outstanding . . . .       880     6,217         15,808
                                              --------  --------   --------

                                   Total Shares. . . .       880     6,217         15,808
                                              ========  ========  ========
   Primary earnings (loss) per common
                                   share from continuing operations. . . .                 $ (71.30)$   (4.40) $  (1.20)
   Primary earnings (loss) per common
                                   share from discontinued operations. . .          (9.70)                .35      (.18)
   Primary earnings (loss) per common
                                   share from extraordinary item . . . . .  -         .86                 -
   Primary earnings (loss) from
                                   cumulative effect of accounting
                                   change. .       -        (.20)      -
                                              --------  --------  --------
   Primary earnings (loss) per
                                   common share. . . .  $ (81.00)$   (3.39)      $  (1.38)
                                              ========  ========  ========

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